Globalstar



Launching
the future.

First Quarter 2011 Earnings Call Presentation

May 5, 2011

Globalstar Introduction

Safe Harbor Language

This presentation contains certain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT family of products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this presentation regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this presentation speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Globalstar Key Value Drivers

Core MSS Voice and Data Products and Services (Duplex)	• Historically, the most significant driver of cash flow with high customer average revenue per user ("ARPU") • Concurrent with the completion of the 2nd generation constellation high quality duplex service will be restored • High voice quality, low latency, low-cost provider
SPOT Family of Consumer Retail Products and Services (Retail Simplex)	• To date, over 280,000 SPOT units sold • Over 10,000 points of distribution including major Big Box distributors (Best Buy, REI, West Marine, Marathon, etc.) • Ability to offer industry's only consumer focused satellite tracking and life saving services worldwide • Continued development and deployment of innovative consumer products including DeLorme SPOT Communicator, SPOT Connect and SPOT HUG
Commercial Simplex Products and Services (Commercial Simplex)	• Reliable machine-to-machine asset tracking capabilities • Designed to address the market need for small and cost-effective solutions for sending data (such as location) from assets in remote locations • Cost effective asset tracking, monitoring and mobile security connectivity
Significant Spectrum Asset	• Unique, 25+ MHz in the U.S. of which 19.275 MHz are ATC approved (1) • L-band and S-band spectrum assets • Given recent FCC developments, Globalstar is well positioned to realize untapped value from its significant spectrum asset

(1) Subject to meeting the FCC's ATC gating criteria.

Note that all SPOT products described in this presentation are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

First-Quarter Highlight

Second-generation constellation deployment

- Globalstar successfully integrated six new second-generation satellites that were launched from the Baikonur Cosmodrome in Kazakhstan on October 19, 2011
- All six satellites are providing service and coverage improvements benefiting those customers outside of North America who use the Company's voice and duplex data services
- The Company expects to conduct three additional launches of six satellites each. With each subsequent launch, customers who use Globalstar's voice and duplex data services can expect a progressive improvement in reliability and performance`



First Quarter Highlight – FCC License

Globalstar receives authority to operate constellation in U.S.

FCC Federal Communications Commission

- The International Bureau of the Federal Communications Commission (FCC) granted Globalstar conditional authority to operate its second-generation satellites within the United States
- This authority will become effective once Globalstar completes registering the constellation with France, which is expected to occur in the near future
- Globalstar continues to participate in the ongoing FCC proceedings that are considering increasing terrestrial use of the MSS Big LEO bands.



First Quarter Highlight – SPOT Connect™

Continued commitment to innovation and new consumer market development

- Globalstar further solidified its unique role as the leading innovator of award-winning MSS retail consumer products with SPOT Connect
- Product began to ship in March after being launched at the 2011 CES in Las Vegas
- Wirelessly synchs via Bluetooth with smartphone operating systems like Android and iPhone
- Provides one-way messaging connectivity using the Globalstar satellite network for sending GPS location-based text messages to friends, family and co-workers
- SPOT Satellite GPS Messenger™ features are initiated using the SPOT Connect app on the smartphone device




CES
CEA

2011 Innovations Award Honoree


GEARJUNKIE

Space Segment - Constellation Update
Globalstar Launch Two

- On April 11th Globalstar announced that satellite manufacturer Thales Alenia Space had determined during pre-launch activities that the second launch, scheduled for mid-May, be delayed
- Globalstar is working closely with Thales Alenia Space and its sub-contractors to help ensure the quality of the satellites and the successful deployment of the constellation
- Second launch of six second-generation satellites is now scheduled for July 2011



Space Segment - Constellation Update
Globalstar Launch One

- First launch was successfully conducted on October 19, 2010
- Globalstar orbited six new second-generation constellation satellites using Arianespace's highly reliable Soyuz launch vehicle
- All six satellites have been raised to an operational altitude of 1414 km or approximately 870 miles and are providing voice, duplex and Simplex data services to customers outside of North America
- Once the French registration of the new constellation is completed, the new second-generation satellites will begin to provide services for customers throughout North America



Space Segment - Second-Generation Constellation
Globalstar 2 Satellites

- The new second-generation satellites have a design life of 15 years; therefore the new satellites are expected to secure the Globalstar space segment beyond 2025
- New satellites are fully compatible with Globalstar's current mobile satellite voice and data products including the lineup of SPOT consumer products
- Once the satellites are operational, service availability and reliability improvements will benefit the Company's voice and duplex data customers
- With each subsequent launch, these customers can expect a progressive return to high quality system access and reliability



Income Statement Review

Q1 2010 vs Q1 2011

($ in 000s)

	Quarterly Period Ending:	
	March 2010	**March 2011**
Revenue		
Service Revenue	$ 12,454	$ 14,199
Equipment Revenue	3,117	4,055
Total Revenue	**$ 15,571**	**$ 18,254**
Operating Expenses		
Cost of Services	$ 7,618	$ 7,061
Cost of Subscriber Equipment	2,512	2,874
Marketing, General & Administrative	8,212	10,183
Total	$ 18,342	$ 20,118
EBITDA (1)	**$ (3,498)**	**$ (970)**
Other Non-Cash Operating Expenses:		
Reduction in the Value of Assets	$ -	$ 285
Depreciation, Amortization & Accretion	5,890	10,611
Total	$ 5,890	$ 10,896
Total Operating Expenses	**$ 24,232**	**$ 31,014**
Operating Loss	**$ (8,661)**	**$ (12,760)**
Other Income (Expense)	$ (26,981)	$ 6,294
Net Loss	**$ (35,642)**	**$ (6,466)**
Adjusted EBITDA (1)	**$ (1,754)**	**$ (2,520)**

(1) Refer to Appendix for definition.

Globalstar

Finance Review

Liquidity – March 2011

($ in millions)

Liquidity		
2010 Ending Cash Balance	$	8
COFACE Availability		15
Contingent Equity		60
Total	**$**	**83**
1st 24 Satellites Capital Expenditures		
Thales Alenia - Second Generation Satellites	$	15
Arianespace Launch Services		14
Launch Insurance		28
Other Capital Expenditures and Capitalized Labor		5
Total	**$**	**61**

- Globalstar maintains liquidity to fund the remaining capital expenditures to complete the construction and launch of the 1st 24 second generation satellites

Note: Excludes ground upgrades and any expenditures associated with additional satellite construction and launch services

Key Strategy Initiatives

Complete Construction, Launch and Orbit-Raising of 1st 24 Second Generation Satellites

- *Complete Licensing Process* – Complete French registration process and obtain effective permanent U.S. ground license.
- *Complete Launch Program* – Launch program, consisting of 3 remaining launches of 6 satellites each. Concurrent with the orbit raising of these satellites, Globalstar's duplex service will improve and is expected to drive cash flow generation.

Continue to Market SPOT Consumer and Simplex Products and Services

- *Existing Products* – Further penetration of existing markets with significant distribution channel and expansion into new markets and applications
- *New Products* – Leverage current distribution network and entry into new, untapped consumer and vertical markets

Re-Launch of Duplex Service

- *Existing Subscribers* – Increase usage and access pricing is expected to drive ARPU – Management will also focus on "win-back" strategy for existing subscribers with little no current usage
- *New Subscribers* – Leverage comparable call quality advantages and pricing superiority vs. competition to drive new gross subscriber additions

Continue to engage discussions with the FCC

- Discussions will continue with the US regulator to increase the use of Globalstar's MSS spectrum in order to further the FCC's national broadband initiatives

Obtain Financing for Long-Term Strategic Capital Program

- *Hughes / Oceus* – Next generation ground segment
- *Additional 2nd Generation Satellites* – Complete negotiations with Thales and launch provider



Globalstar

Launching the Future

Exhibit One – Definition of Terms and Reconciliation of Non-GAAP Financial Measures

We utilize certain financial measures that are widely used in the telecommunications industry and are not calculated based on GAAP. A reconciliation of these measures to GAAP and a discussion of certain other operating metrics used in the industry are presented below.

GLOBALSTAR, INC.
RECONCILIATION OF GAAP TO ADJUSTED EBITDA
(Dollars in thousands)
(Unaudited)

	Three months ended	
	March 31, 2011	March 31, 2010
Net Loss	**$ (6,466)**	**$ (35,642)**
Interest and Derivative Expense/(Income)	$ (5,223)	$ 26,190
Income Tax Expense	108	64
Depreciation, Amortization and Accretion	10,611	5,890
EBITDA (1)	**$ (970)**	**$ (3,498)**
Reduction in value of equipment	$ 92	$ 2
Reduction in value of assets	285	-
Non-Cash Compensation	693	(1,739)
Research and Development	469	491
Severance	66	1,132
Other Loss/(Income)	(1,179)	727
Other One Time Non Recurring Items	(1,976)	1,131
Adjusted EBITDA (2)	**$ (2,520)**	**$ (1,754)**

Exhibit One – Definition of Terms and Reconciliation of Non-GAAP Financial Measures

NOTES

1. EBITDA represents earnings before interest, income taxes, depreciation, amortization, accretion and derivative gains/(losses). EBITDA does not represent and should not be considered as an alternative to GAAP measurements, such as net income, and the Company's calculations thereof may not be comparable to similarly entitled measures reported by other companies.

The Company uses EBITDA as a supplemental measurement of its operating performance because, by eliminating interest, taxes and the non-cash items of depreciation and amortization, the Company believes it best reflects changes across time in the company's performance, including the effects of pricing, cost control and other operational decisions. The Company's management uses EBITDA for planning purposes, including the preparation of its annual operating budget. The Company believes that EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the Company's operations. Because EBITDA does not account for these expenses, its utility as a measure of the Company's operating performance has material limitations. Because of these limitations, the Company's management does not view EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance

2. Adjusted EBITDA is further adjusted to exclude non-cash compensation expense, asset impairment charges, foreign exchange gains/(losses), R&D costs associated with the development of new consumer products, and certain other one-time charges. Management uses Adjusted EBITDA in order to manage the Company's business and to compare its results more closely to the results of its peers.